SILICON GAMING, INC.

                                Offer to Exchange

  One Unit Consisting of One Share of Common Stock and One Warrant to Purchase
          3.59662 Shares of Common Stock for Each One (1) Outstanding
                              Share of CommonStock

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       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                         MAY 19, 2000, UNLESS EXTENDED.

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April 17, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Silicon Gaming, Inc., a Delaware corporation ("Company"), is offering to exchange one unit (the "Unit") consisting of one share of common stock, $.001 par value per share and one warrant to purchase 3.59662 shares of common stock (the "Exchange Warrant"), for each one (1) outstanding share of common stock, upon the terms and subject to the conditions set forth in the Offering Circular, dated April 17, 2000 (the "Offering Circular"), and in the accompanying Notice of Election to Participate (the "Election Notice," which together with the Offering Circular constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings given to them in the Offering Circular.

THE EXCHANGE OFFER IS CONDITIONED UPON SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE OFFERING CIRCULAR UNDER THE CAPTION "THE EXCHANGE OFFER -- CONDITIONS OF THE EXCHANGE OFFER." THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF PARTICIPATING SHARES. PARTICIPATING HOLDERS ARE NOT REQUIRED TO DELIVER THEIR CERTIFICATES, ONLY THEIR COMPLETED ELECTION NOTICES.

Enclosed herewith for your information and forwarding to your clients for whose accounts you hold shares of common stock registered in your name or in the name of your nominee are copies of the following documents:

1.   The Offering Circular dated April 17, 2000.

2. The Election Notice (for your use and for the information of your clients). A manually signed original Election Notice must be used to give notice of an election to participate in the Exchange Offer.

3. A printed form of letter which may be sent to your clients for whose accounts you hold shares of common stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.
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4.   Guidelines  for   Certification  of  Taxpayer   Identification   Number  on
     Substitute Form W-9.

5.   A return envelope addressed to the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 19, 2000, UNLESS EXTENDED.

In all cases, deliveries of Exchange Warrants pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the Election Notice properly completed and duly executed with any required signature guarantees, and (ii) any other documents required by the Election Notice.

The Company will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Election Notices pursuant to the Exchange Offer. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of the Offering Circular and related documents to the beneficial owners of eligible shares of common stock and in handling or forwarding tenders on behalf of their customers. The Company will pay or cause to be paid any transfer taxes applicable pursuant to the Exchange Offer, except as otherwise provided in Instruction 8 of the Election Notice.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Information Agent, at its address and telephone numbers set forth in the Offering Circular. Additional copies of the enclosed material may be obtained from the Information Agent.

                                        Very truly yours,


                                        SILICON GAMING, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS THEREIN.